Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-202676) of Eleven Biotherapeutics, Inc.,

(2)	Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-201176) of Eleven Biotherapeutics, Inc.,

(3)	Registration Statement (Form S-3 No. 333-223750) of Eleven Biotherapeutics, Inc.,

(4)	Registration Statement (Form S-1 No. 333-220809) of Eleven Biotherapeutics, Inc.,

(5)	Registration Statement (Form S-8 No. 333-202677) pertaining to the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan,

(6)
Registration Statement (Form S-8 No. 333-195170) pertaining to the Eleven Biotherapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan, 2014 Stock Incentive Plan and 2014 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-210523) pertaining to the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-217686) pertaining to the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-217687) pertaining to the Eleven Biotherapeutics, Inc. Inducement Stock Option Awards (September 2016);
of our report dated April 2, 2018, with respect to the consolidated financial statements of Eleven Biotherapeutics, Inc. included in this Annual Report (Form 10-K) of Eleven Biotherapeutics, Inc. for the year ended December 31, 2017.
/s/ Ernst & Young LLP
Boston, Massachusetts
April 2, 2018